To the Trustees and Investors of the Government
Obligations Portfolio:
In planning and performing our audit of the financial statements of the Government Obligations Portfolio
(the "Portfolio") as of and for the year ended October
31, 2013, in accordance with the standards of the
Public Company Accounting Oversight Board (United
States), we considered the Portfolio's internal control
over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with
the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness
of the Portfolio's internal control over financial
reporting.  Accordingly, we express no such opinion.
The management of the Portfolio is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related
costs of controls.  A fund's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A fund's
internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial
statements in accordance with generally accepted
accounting principles, and that receipts and
expenditures of the portfolio are being made only in accordance with authorizations of management and trustees of the portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the
financial statements.
Because of its inherent limitations, internal control
over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of
changes in conditions, or that the degree of
compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course of performing their assigned functions, to
prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility
that a material misstatement of a fund's annual or
interim financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Portfolio's internal control
over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States).  However, we noted
no deficiencies in the Portfolio's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a
material weakness, as defined above, as of October
31, 2013
This report is intended solely for the information and
use of management and the Trustees of Government
Obligations Portfolio and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 13, 2013